UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2023

 UNIQUE FABRICATING, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Standard Parkway
Auburn Hills,	Michigan	48326
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (248) 853-2333
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.001 per share	UFAB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
On October 31, 2023, each of the following agreements expired in accordance with its terms: (i) Accommodation Agreement among Unique Fabricating, Inc. and its subsidiaries (the “Company”) and General Motors LLC, FCA US LLC, FCA Mexico, SA and FCA Canada Inc. and Yanfeng Automotive Interiors, certain other customers of the Company (“Customers”), and Citizens Bank National Association, in its capacity as the Agent (the “Agent”) for the financial institutions party (the “Lenders”) to the Amended and Restated Credit Agreement, dated November 8, 2018, as amended (the “Credit Agreement”), including by the Forbearance Agreement (as hereinafter defined) and (ii) the Forbearance Agreement, entered into on May 22, 2023, among Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc. and their parent Unique Fabricating, Inc. and the Agent and the Lenders (the “Forbearance Agreement”).
The Accommodation Agreement provides for specified price increases to be paid by Customers during the term or other funding to be provided by Customers to the Company through the purchase by Customers of a junior tranche of debt to be established under the Credit Agreement of up to $15 million in the aggregate. Customers also agreed not to exercise certain rights of set off, recoupment, deduction or defense and not to resource production of component parts to other suppliers during the term.
The Credit Agreement terminates on November 8, 2023. As of October 31, 2023, there were outstanding senior secured borrowings of $35.6 million and junior tranche borrowings of $6.4 million under the Credit Agreement. As of the date hereof, the Company continues to have access to borrowings under the line of credit under the Credit Agreement. There can be no assurance that it will continue to be the case. If the Company is not able to obtain extensions of the Credit Agreement, the Forbearance Agreement, and the Accommodation Agreement, it may be forced to seek protection under the federal bankruptcy laws.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed herein include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied hereby. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about future performance or events. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, as well as any updates to those risk factors included from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained herein are made as of the date hereof , and Unique Fabricating does not intend to update this information, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Date: November 3, 2023	By:	/s/ Brian P. Loftus
Brian P. Loftus
Chief Financial Officer